Exhibit 99.1

Apple Hospitality REIT Reports Results of Operations for Second Quarter 2022

RICHMOND, Va. (August 4, 2022) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the second quarter ended June 30, 2022.

Apple Hospitality REIT, Inc.

Selected Statistical and Financial Data

As of and For the Three and Six Months Ended June 30

(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2022	2021	% Change	2022	2021	% Change
Net income (loss)	$65,345	$20,283	222.2%	$83,347	$(26,152)	n/a
Net income (loss) per share	$0.29	$0.09	222.2%	$0.36	$(0.12)	n/a

Adjusted EBITDAre	$126,208	$86,379	46.1%	$204,506	$113,687	79.9%
Comparable Hotels Adjusted Hotel EBITDA	$136,509	$93,592	45.9%	$224,418	$127,430	76.1%
Comparable Hotels Adjusted Hotel EBITDA Margin %	40.4%	38.6%	180 bps	37.5%	32.3%	520 bps
Modified funds from operations (MFFO)	$110,803	$67,670	63.7%	$174,263	$76,352	128.2%
MFFO per share	$0.48	$0.30	60.0%	$0.76	$0.34	123.5%

Average Daily Rate (ADR) (Actual)	$153.35	$120.56	27.2%	$145.84	$111.19	31.2%
Occupancy (Actual)	77.9%	70.7%	10.2%	72.5%	63.2%	14.7%
Revenue Per Available Room (RevPAR) (Actual)	$119.41	$85.28	40.0%	$105.77	$70.23	50.6%

Comparable Hotels ADR	$153.35	$122.69	25.0%	$145.84	$112.79	29.3%
Comparable Hotels Occupancy	77.9%	70.7%	10.2%	72.5%	63.1%	14.9%
Comparable Hotels RevPAR	$119.41	$86.71	37.7%	$105.77	$71.14	48.7%

Distributions paid	$34,261	$2,232	n/a	$47,962	$2,232	n/a
Distributions paid per share	$0.15	$0.01	n/a	$0.21	$0.01	n/a

Cash and cash equivalents	$1,598
Total debt outstanding	$1,376,986
Total debt outstanding, net of cash and cash equivalents	$1,375,388
Total debt outstanding, net of cash and cash equivalents, to total capitalization(2)	29.1%

(1)

Explanations of and reconciliations to net income (loss) determined in accordance with generally accepted accounting principles (“GAAP”) of non-GAAP financial measures, Adjusted EBITDAre, Comparable Hotels Adjusted Hotel EBITDA and MFFO, are included below.

(2)

Total debt outstanding, net of cash and cash equivalents ("net total debt outstanding"), divided by net total debt outstanding plus equity market capitalization based on the Company’s closing share price of $14.67 on June 30, 2022.

Comparable Hotels is defined as the 219 hotels owned by the Company as of June 30, 2022. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Justin Knight, Chief Executive Officer of Apple Hospitality, commented, “Portfolio performance continued to strengthen during the second quarter, exceeding our expectations and surpassing 2019 results. Leisure demand has remained robust while business demand, both transient and group, has continued to steadily improve. We are pleased to report occupancy of 78%, ADR of $153 and RevPAR of $119 for our portfolio for the second quarter of 2022. Driven primarily by rate growth and aided by continued operating efficiencies, we achieved Adjusted EBITDAre of $126 million, Comparable Hotels Adjusted Hotel EBITDA Margin of approximately 40% and MFFO of approximately $111 million, or $0.48 per share, for the quarter. These outstanding results further validate our proven strategy of investing in a diversified portfolio of high-quality, branded, rooms-focused hotels with low leverage and highlight the strength of our corporate and on-site management teams.”

Mr. Knight continued, “We are pleased to have refinanced our primary unsecured credit facility in July, further enhancing the strength and financial flexibility of our balance sheet and bolstering our already strong liquidity position. In addition to extended maturities and improved pricing, the refinancing upsized our revolving credit facility and term loans, providing the Company with greater access to liquidity for strategic growth. We greatly appreciate the support of our lenders, their conviction in our core strategy and their continued confidence in the underlying fundamentals of our business. With second quarter RevPAR and Adjusted Hotel EBITDA now exceeding pre-pandemic levels and additional upside remaining as we continue to build midweek occupancy, we are incredibly optimistic about our future. Our strategy is designed to mitigate downside risk while maintaining meaningful upside potential. Having tested and refined that strategy through multiple economic cycles, we are well positioned to maximize shareholder value in any macroeconomic environment.”

Hotel Portfolio Overview

As of June 30, 2022, Apple Hospitality owned 219 hotels with an aggregate of 28,748 guest rooms located in 86 markets throughout 36 states.

Operations Update

•

Strong operating performance: For the Company’s portfolio, second quarter 2022 RevPAR surpassed second quarter 2019 by approximately 4%, driven by an improvement in ADR of approximately 8% as compared to second quarter 2019. Occupancy, ADR and RevPAR for the Company’s portfolio for the second quarter 2022 exceeded industry averages as reported by STR. Portfolio occupancy outperformance continued into July 2022, with occupancy of approximately 77% for the month, down 6% as compared to July 2019 and up 2% as compared to July 2021, and continued growth in ADR.

•

Strong bottom-line performance: The Company achieved Comparable Hotels Adjusted Hotel EBITDA of approximately $137 million and Comparable Hotels Adjusted Hotel EBITDA Margin of approximately 40% for the second quarter 2022, improvements of approximately 4% and 10 bps, respectively, as compared to 2019.

•

Balance sheet: In July 2022, the Company amended and restated its existing unsecured $850 million credit facility, increasing the total credit facility to approximately $1.2 billion and extending the maturity dates while achieving improved pricing terms across the total credit facility.

Page | 2

The following tables highlight the Company’s monthly performance during the second quarter of 2022, as compared to the second quarters of 2021 and 2019 (in thousands, except statistical data):

	April	May	June		April	May	June		April	May	June
	2022	2022	2022	Q2 2022	2021	2021	2021	Q2 2021	2019	2019	2019	Q2 2019
ADR	$148.58	$151.56	$159.74	$153.35	$110.08	$119.39	$131.32	$120.56	$139.83	$139.72	$145.14	$141.60
Occupancy	77.2%	76.5%	79.9%	77.9%	68.1%	69.8%	74.4%	70.7%	80.6%	80.1%	83.7%	81.4%
RevPAR	$114.74	$115.97	$127.62	$119.41	$74.94	$83.35	$97.65	$85.28	$112.64	$111.94	$121.41	$115.30
Adjusted Hotel EBITDA(1)	$42,376	$45,012	$49,127	$136,515	$23,869	$32,363	$38,582	$94,814	$42,014	$43,542	$49,203	$134,759

					% Change				% Change
	April	May	June		April	May	June		April	May	June
	2022	2022	2022	Q2 2022	2021	2021	2021	Q2 2021	2019	2019	2019	Q2 2019
ADR	$148.58	$151.56	$159.74	$153.35	35.0%	26.9%	21.6%	27.2%	6.3%	8.5%	10.1%	8.3%
Occupancy	77.2%	76.5%	79.9%	77.9%	13.4%	9.6%	7.4%	10.2%	(4.2%)	(4.5%)	(4.5%)	(4.3%)
RevPAR	$114.74	$115.97	$127.62	$119.41	53.1%	39.1%	30.7%	40.0%	1.9%	3.6%	5.1%	3.6%
Adjusted Hotel EBITDA(1)	$42,376	$45,012	$49,127	$136,515	77.5%	39.1%	27.3%	44.0%	0.9%	3.4%	(0.2%)	1.3%

Note: Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

(1)	See explanation and reconciliation of Adjusted Hotel EBITDA to net income (loss) included below.

Portfolio Activity

Contract for Potential Acquisition

As previously announced, the Company has an outstanding contract for the purchase of an Embassy Suites by Hilton in Madison, Wisconsin, for an anticipated total purchase price of approximately $79 million. The hotel is currently under development and expected to include 260 rooms. There are many conditions to closing that have not yet been satisfied, and there can be no assurance that a closing on this hotel will occur under the outstanding purchase contract. Assuming all conditions to closing are met, the Company anticipates acquiring the hotel following completion of construction, which is expected to occur in early 2024.

Capital Improvements

Apple Hospitality consistently reinvests in its hotels to maintain and enhance each property’s relevance and competitive position within its respective market. During the six months ended June 30, 2022, the Company invested approximately $17 million in capital expenditures. The Company anticipates investing approximately $55 million to $65 million in capital improvements during 2022, which includes various renovation projects for approximately 20 to 25 hotels; however, inflationary pressures or supply chain shortages, among other issues, may result in increased costs and delays for anticipated projects.

Balance Sheet and Liquidity

Summary

As of June 30, 2022, Apple Hospitality had approximately $1.4 billion of total outstanding debt with a current combined weighted-average interest rate of approximately 3.6%, cash on hand of approximately $2 million and availability under its revolving credit facility of approximately $359 million. Excluding unamortized debt issuance costs and fair value adjustments, the Company’s total outstanding debt was comprised of approximately $366 million in property-level debt secured by 22 hotels and approximately $1 billion outstanding under its unsecured credit facilities, including a seven-year $75 million unsecured senior notes facility that the Company entered into in June 2022 and used the net proceeds for general corporate purposes, including the repayment of borrowings under the Company’s revolving credit facility and the repayment of mortgage debt. During the second quarter, the Company repaid in full the $56 million note payable related to the purchase of the fee interest in the land at its Residence Inn by Marriott Seattle Downtown Lake

Page | 3

Union, previously held under a finance ground lease. In addition, during the second quarter, the Company repaid in full six secured mortgage loans for a total of $67 million, increasing the number of unencumbered hotels in the Company’s portfolio as of June 30, 2022, to 197. The Company’s total debt to total capitalization, net of cash and cash equivalents at June 30, 2022, was approximately 29%. As of June 30, 2022, the Company’s weighted-average debt maturities were 3 years, with approximately $96 million, net of reserves, maturing in 2022, including $66 million outstanding on its revolving credit facility.

Amended and Restated Primary Unsecured Credit Facility

On July 25, 2022, the Company amended and restated its existing $850 million credit facility, increasing the borrowing capacity to approximately $1.2 billion, extending maturity dates and achieving improved pricing across the credit facility. Through the amended credit agreement, the Company has greater access to liquidity for strategic growth and the opportunity to reduce its already conservative secured debt exposure. The $1.2 billion credit facility is comprised of a term loan of $275 million with a maturity date of July 25, 2027; a term loan of up to $300 million with a maturity date of January 31, 2028 (including $150 million available via a delayed draw option until 180 days from closing); and a revolving credit facility of $650 million with an initial maturity date of July 25, 2026, which may be extended up to one year subject to certain conditions. The amendments under the total $1.2 billion credit facility provide for additional capacity of $150 million under the term loans and additional capacity of $225 million under the revolving credit facility. The credit agreement also includes an accordion feature through which the amount of the total credit facility may be increased from approximately $1.2 billion to $1.5 billion. The terms of the amended and restated credit agreement are generally similar to the Company’s previous $850 million credit agreement. The facilities will bear interest pursuant to a leverage-based pricing grid ranging from 1.35% to 2.25% over an adjusted SOFR rate. At closing, the Company borrowed $475 million under the term loans and used the proceeds to repay the $425 million outstanding under the term loans of the previous credit facility and $50 million outstanding under the current revolving credit facility.

Capital Markets

The Company has in place both a Share Repurchase Program and an at-the-market offering program (the “ATM Program”). During the second quarter 2022, repurchases under the Share Repurchase Program were minimal and no shares were sold under the ATM Program. As of June 30, 2022, the Company had approximately $345 million remaining under its Share Repurchase Program for the repurchase of shares and approximately $224 million remaining under its ATM Program for the issuance of shares.

Shareholder Distributions

During the three months ended June 30, 2022, the Company paid distributions totaling $0.15 per common share. Based on the Company’s common stock closing price of $16.27 on August 2, 2022, the annualized distribution of $0.60 per common share represents an annual yield of approximately 3.7%. While the Company expects monthly distributions to continue, each distribution is subject to approval by the Company’s Board of Directors. The Company’s Board of Directors, in consultation with management, will continue to monitor the Company’s distribution rate and timing relative to the performance of its hotels, capital improvement needs, varying economic cycles, acquisitions, dispositions, other cash requirements and the Company’s REIT status for federal income tax purposes, and may make adjustments as it deems appropriate.

Page | 4

2022 Outlook

The Company is providing the following full year 2022 outlook regarding certain corporate expenses, which is based on management’s current view and does not take into account any unanticipated developments in its business or changes in its operating environment:

•	General and administrative expenses are projected to be approximately $34 million to $40 million.
•	Interest expense is projected to be approximately $58 million to $63 million.
•	Capital expenditures are projected to be approximately $55 million to $65 million.

As compared to previously provided 2022 corporate expense guidance, the Company is adjusting general and administrative expenses by increasing both the low and high ends of the range by $2 million related to executive incentive compensation, based on operational and shareholder return performance through June 30, 2022. The Company does not expect to issue operational guidance or provide additional outlook updates until it has more certainty on trends within the industry or otherwise deems appropriate.

Second Quarter 2022 Earnings Conference Call

The Company will host a quarterly conference call for investors and interested parties at 10 a.m. Eastern Time on Friday, August 5, 2022. The conference call will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial 877-407-9039, and participants from outside the U.S. should dial 201-689-8470. Participants may also access the call via live webcast by visiting the Investor Information section of the Company's website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 1 p.m. Eastern Time on August 5, 2022, through 11:59 p.m. Eastern Time on August 26, 2022. To access the replay, the domestic dial-in number is 844-512-2921, the international dial-in number is 412-317-6671, and the passcode is 13730500. The archive of the webcast will be available on the Company's website for a limited time.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 219 hotels with more than 28,700 guest rooms located in 86 markets throughout 36 states. Concentrated with industry-leading brands, the Company’s portfolio consists of 94 Marriott-branded hotels, 119 Hilton-branded hotels, four Hyatt-branded hotels and two independent hotels. For more information, please visit www.applehospitalityreit.com.

Apple Hospitality REIT Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance:  Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre; and Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. Reconciliations of these non-GAAP financial measures to net income (loss) are provided in the following pages.

Page | 5

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the Company’s forward-looking statements continues to be the adverse effect of COVID-19, including resurgences and variants, on the Company’s business, financial performance and condition, operating results and cash flows, the real estate market and the hospitality industry specifically, and the global economy and financial markets generally. The significance, extent and duration of the continued impacts caused by the COVID-19 pandemic on the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence at this time, including the scope, severity and duration of the pandemic, the extent and effectiveness of the actions taken to contain the pandemic or mitigate its impact, the efficacy, acceptance and availability of vaccines, the duration of associated immunity and efficacy of the vaccines against variants of COVID-19, the potential for additional hotel closures/consolidations that may be mandated or advisable, whether based on increased COVID-19 cases, new variants or other factors, the slowing or potential rollback of “reopenings” in certain states, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Additional factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties and redeploy proceeds; the anticipated timing and frequency of shareholder distributions; the ability of the Company to fund capital obligations; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; reduced business and leisure travel due to travel-related health concerns, including the COVID-19 pandemic or an increase in COVID-19 cases or any other infectious or contagious diseases in the U.S. or abroad; adverse changes in the real estate and real estate capital markets; financing risks; changes in interest rates; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended. Readers should carefully review the risk factors described in the Company’s filings with the Securities and Exchange Commission, including but not limited to those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Any forward-looking statement that the Company makes speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Page | 6

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804-727-6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

Page | 7

Apple Hospitality REIT, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	June 30,	December 31,
	2022	2021
	(unaudited)
Assets
Investment in real estate, net of accumulated depreciation and amortization of $1,401,817 and $1,311,262, respectively	$4,603,244	$4,677,185
Cash and cash equivalents	1,598	3,282
Restricted cash-furniture, fixtures and other escrows	45,650	36,667
Due from third party managers, net	66,429	40,052
Other assets, net	59,931	33,341
Total Assets	$4,776,852	$4,790,527

Liabilities
Debt, net	$1,372,638	$1,438,758
Finance lease liabilities	111,920	111,776
Accounts payable and other liabilities	70,668	92,672
Total Liabilities	1,555,226	1,643,206

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares; issued and outstanding 228,886,273 and 228,255,642 shares, respectively	4,579,590	4,569,352
Accumulated other comprehensive income (loss)	22,330	(15,508)
Distributions greater than net income	(1,380,294)	(1,406,523)
Total Shareholders' Equity	3,221,626	3,147,321

Total Liabilities and Shareholders' Equity	$4,776,852	$4,790,527

Note:  The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

Page | 8

Apple Hospitality REIT, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues:
Room	$312,370	$231,166	$550,346	$379,647
Food and beverage	12,019	5,088	20,483	7,871
Other	13,279	11,150	27,317	18,599
Total revenue	337,668	247,404	598,146	406,117

Expenses:
Hotel operating expense:
Operating	76,064	53,186	140,395	91,336
Hotel administrative	27,353	21,538	51,195	39,282
Sales and marketing	27,492	20,380	49,961	35,268
Utilities	10,553	9,352	20,843	19,912
Repair and maintenance	14,808	11,886	27,836	22,111
Franchise fees	14,800	10,865	26,066	17,784
Management fees	11,445	8,203	20,221	13,457
Total hotel operating expense	182,515	135,410	336,517	239,150
Property taxes, insurance and other	18,779	17,321	37,458	37,009
General and administrative	10,307	8,435	19,945	16,554
Loss on impairment of depreciable real estate assets	-	-	-	10,754
Depreciation and amortization	45,322	46,386	90,646	95,096
Total expense	256,923	207,552	484,566	398,563

Gain (loss) on sale of real estate	-	(864)	-	3,620

Operating income	80,745	38,988	113,580	11,174

Interest and other expense, net	(15,198)	(18,618)	(29,852)	(37,131)

Income (loss) before income taxes	65,547	20,370	83,728	(25,957)

Income tax expense	(202)	(87)	(381)	(195)

Net income (loss)	$65,345	$20,283	$83,347	$(26,152)

Other comprehensive income (loss):
Interest rate derivatives	10,619	(1,356)	37,838	14,726

Comprehensive income (loss)	$75,964	$18,927	$121,185	$(11,426)

Basic and diluted net income (loss) per common share	$0.29	$0.09	$0.36	$(0.12)

Weighted average common shares outstanding - basic and diluted	228,998	224,772	228,992	224,255

Note: The Consolidated Statements of Operations and Comprehensive Income (Loss) and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

Page | 9

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
			% Change	% Change			% Change	% Change
	2022	2021	2021	2019	2022	2021	2021	2019
Total revenue	$337,672	$242,644	39.2%	3.3%	$598,153	$395,090	51.4%	(1.8%)

Total operating expenses	201,163	149,052	35.0%	3.0%	373,735	267,660	39.6%	(0.5%)

Adjusted Hotel EBITDA	$136,509	$93,592	45.9%	3.6%	$224,418	$127,430	76.1%	(4.0%)
Adjusted Hotel EBITDA Margin %	40.4%	38.6%	180 bps	10 bps	37.5%	32.3%	520 bps	(90 bps)

ADR (Comparable Hotels)	$153.35	$122.69	25.0%	5.7%	$145.84	$112.79	29.3%	2.2%
Occupancy (Comparable Hotels)	77.9%	70.7%	10.2%	(4.5%)	72.5%	63.1%	14.9%	(6.7%)
RevPAR (Comparable Hotels)	$119.41	$86.71	37.7%	0.8%	$105.77	$71.14	48.7%	(4.6%)

ADR (Actual)	$153.35	$120.56	27.2%	8.3%	$145.84	$111.19	31.2%	4.9%
Occupancy (Actual)	77.9%	70.7%	10.2%	(4.3%)	72.5%	63.2%	14.7%	(6.6%)
RevPAR (Actual)	$119.41	$85.28	40.0%	3.6%	$105.77	$70.23	50.6%	(2.0%)

Reconciliation to Actual Results

Total Revenue (Actual)	$337,668	$247,404			$598,146	$406,117
Revenue from acquisitions prior to ownership	-	10,350			-	15,483
Revenue from dispositions	4	(15,110)			7	(26,510)
Comparable Hotels Total Revenue	$337,672	$242,644			$598,153	$395,090

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$136,515	$94,814			$224,451	$130,241
AHEBITDA from acquisitions prior to ownership	-	3,917			-	4,624
AHEBITDA from dispositions	(6)	(5,139)			(33)	(7,435)
Comparable Hotels AHEBITDA	$136,509	$93,592			$224,418	$127,430

Note: Comparable Hotels is defined as the 219 hotels owned by the Company as of June 30, 2022. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 10

Apple Hospitality REIT, Inc.

Comparable Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	2019				2021				2022
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Total revenue	$282,224	$327,033	$321,161	$278,005	$152,446	$242,644	$284,613	$253,225	$260,481	$337,672

Total operating expenses	180,155	195,324	197,051	183,205	118,608	149,052	175,742	167,844	172,572	201,163

Adjusted Hotel EBITDA	$102,069	$131,709	$124,110	$94,800	$33,838	$93,592	$108,871	$85,381	$87,909	$136,509
Adjusted Hotel EBITDA Margin %	36.2%	40.3%	38.6%	34.1%	22.2%	38.6%	38.3%	33.7%	33.7%	40.4%

ADR (Comparable Hotels)	$139.83	$145.14	$143.87	$134.61	$99.98	$122.69	$141.86	$131.19	$137.03	$153.35
Occupancy (Comparable Hotels)	73.8%	81.6%	80.1%	73.2%	55.4%	70.7%	71.4%	67.4%	67.1%	77.9%
RevPAR (Comparable Hotels)	$103.26	$118.41	$115.28	$98.47	$55.34	$86.71	$101.36	$88.45	$91.98	$119.41

ADR (Actual)	$136.36	$141.60	$139.21	$131.41	$99.19	$120.56	$140.02	$131.04	$137.03	$153.35
Occupancy (Actual)	73.9%	81.4%	79.9%	72.9%	55.5%	70.7%	71.5%	67.5%	67.1%	77.9%
RevPAR (Actual)	$100.71	$115.30	$111.17	$95.85	$55.09	$85.28	$100.14	$88.43	$91.98	$119.41

Reconciliation to Actual Results

Total Revenue (Actual)	$303,787	$341,117	$331,722	$289,971	$158,713	$247,404	$277,164	$250,588	$260,478	$337,668
Revenue from acquisitions prior to ownership	11,541	14,123	16,510	12,982	5,133	10,350	11,321	2,870	-	-
Revenue from dispositions	(33,104)	(28,207)	(27,071)	(24,948)	(11,400)	(15,110)	(3,872)	(233)	3	4
Comparable Hotels Total Revenue	$282,224	$327,033	$321,161	$278,005	$152,446	$242,644	$284,613	$253,225	$260,481	$337,672

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$108,804	$134,759	$124,596	$96,836	$35,427	$94,814	$105,423	$84,609	$87,936	$136,515
AHEBITDA from acquisitions prior to ownership	4,812	7,049	8,607	5,843	707	3,917	4,749	989	-	-
AHEBITDA from dispositions	(11,547)	(10,099)	(9,093)	(7,879)	(2,296)	(5,139)	(1,301)	(217)	(27)	(6)
Comparable Hotels AHEBITDA	$102,069	$131,709	$124,110	$94,800	$33,838	$93,592	$108,871	$85,381	$87,909	$136,509

Note:  Comparable Hotels is defined as the 219 hotels owned by the Company as of June 30, 2022. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 11

Apple Hospitality REIT, Inc.

Same Store Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
			% Change	% Change			% Change	% Change
	2022	2021	2021	2019	2022	2021	2021	2019
Total revenue	$309,822	$226,003	37.1%	(0.1%)	$549,876	$369,413	48.9%	(5.2%)

Total operating expenses	185,120	137,608	34.5%	(0.7%)	343,889	248,195	38.6%	(4.3%)

Adjusted Hotel EBITDA	$124,702	$88,395	41.1%	0.8%	$205,987	$121,218	69.9%	(6.7%)
Adjusted Hotel EBITDA Margin %	40.2%	39.1%	110 bps	30 bps	37.5%	32.8%	470 bps	(50 bps)

ADR (Same Store Hotels)	$152.07	$121.99	24.7%	5.3%	$144.52	$112.29	28.7%	1.8%
Occupancy (Same Store Hotels)	78.0%	71.4%	9.2%	(4.6%)	72.8%	63.7%	14.3%	(6.7%)
RevPAR (Same Store Hotels)	$118.64	$87.07	36.3%	0.5%	$105.23	$71.56	47.1%	(5.0%)

ADR (Actual)	$153.35	$120.56	27.2%	8.3%	$145.84	$111.19	31.2%	4.9%
Occupancy (Actual)	77.9%	70.7%	10.2%	(4.3%)	72.5%	63.2%	14.7%	(6.6%)
RevPAR (Actual)	$119.41	$85.28	40.0%	3.6%	$105.77	$70.23	50.6%	(2.0%)

Reconciliation to Actual Results

Total Revenue (Actual)	$337,668	$247,404			$598,146	$406,117
Revenue from acquisitions	(27,850)	(6,291)			(48,277)	(10,194)
Revenue from dispositions	4	(15,110)			7	(26,510)
Same Store Hotels Total Revenue	$309,822	$226,003			$549,876	$369,413

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$136,515	$94,814			$224,451	$130,241
AHEBITDA from acquisitions	(11,807)	(1,280)			(18,431)	(1,588)
AHEBITDA from dispositions	(6)	(5,139)			(33)	(7,435)
Same Store Hotels AHEBITDA	$124,702	$88,395			$205,987	$121,218

Note:  Same Store Hotels is defined as the 204 hotels owned by the Company as of January 1, 2019 and during the entirety of the periods being compared. This information has not been audited.

Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 12

Apple Hospitality REIT, Inc.

Same Store Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	2019				2021				2022
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Total revenue	$269,979	$310,174	$301,822	$261,702	$143,410	$226,003	$261,710	$232,909	$240,054	$309,822

Total operating expenses	172,970	186,495	187,359	173,741	110,587	137,608	161,892	154,441	158,769	185,120

Adjusted Hotel EBITDA	$97,009	$123,679	$114,463	$87,961	$32,823	$88,395	$99,818	$78,468	$81,285	$124,702
Adjusted Hotel EBITDA Margin %	35.9%	39.9%	37.9%	33.6%	22.9%	39.1%	38.1%	33.7%	33.9%	40.2%

ADR (Same Store Hotels)	$139.36	$144.35	$142.25	$133.50	$99.79	$121.99	$140.04	$129.69	$135.71	$152.07
Occupancy (Same Store Hotels)	74.2%	81.8%	80.1%	73.0%	56.0%	71.4%	71.8%	67.9%	67.5%	78.0%
RevPAR (Same Store Hotels)	$103.36	$118.07	$113.90	$97.45	$55.88	$87.07	$100.53	$88.12	$91.67	$118.64

ADR (Actual)	$136.36	$141.60	$139.21	$131.41	$99.19	$120.56	$140.02	$131.04	$137.03	$153.35
Occupancy (Actual)	73.9%	81.4%	79.9%	72.9%	55.5%	70.7%	71.5%	67.5%	67.1%	77.9%
RevPAR (Actual)	$100.71	$115.30	$111.17	$95.85	$55.09	$85.28	$100.14	$88.43	$91.98	$119.41

Reconciliation to Actual Results

Total Revenue (Actual)	$303,787	$341,117	$331,722	$289,971	$158,713	$247,404	$277,164	$250,588	$260,478	$337,668
Revenue from acquisitions	(704)	(2,736)	(2,829)	(3,321)	(3,903)	(6,291)	(11,582)	(17,446)	(20,427)	(27,850)
Revenue from dispositions	(33,104)	(28,207)	(27,071)	(24,948)	(11,400)	(15,110)	(3,872)	(233)	3	4
Same Store Hotels Total Revenue	$269,979	$310,174	$301,822	$261,702	$143,410	$226,003	$261,710	$232,909	$240,054	$309,822

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$108,804	$134,759	$124,596	$96,836	$35,427	$94,814	$105,423	$84,609	$87,936	$136,515
AHEBITDA from acquisitions	(248)	(981)	(1,040)	(996)	(308)	(1,280)	(4,304)	(5,924)	(6,624)	(11,807)
AHEBITDA from dispositions	(11,547)	(10,099)	(9,093)	(7,879)	(2,296)	(5,139)	(1,301)	(217)	(27)	(6)
Same Store Hotels AHEBITDA	$97,009	$123,679	$114,463	$87,961	$32,823	$88,395	$99,818	$78,468	$81,285	$124,702

Note: Same Store Hotels is defined as the 204 hotels owned by the Company as of January 1, 2019 and during the entirety of the periods being compared. This information has not been audited.

Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 13

Apple Hospitality REIT, Inc.

Reconciliation of Net Income (Loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA

(Unaudited)

(in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization).  In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition.

The Company also considers the exclusion of non-cash straight-line operating ground lease expense from EBITDAre useful, as this expense does not reflect the underlying performance of the related hotels (Adjusted EBITDAre).

The Company further excludes actual corporate-level general and administrative expense for the Company from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels.

The following table reconciles the Company’s GAAP net income (loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA on a quarterly basis for 2019, 2021 and 2022:

	2019				2021				2022
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Net income (loss)	$38,151	$62,090	$46,223	$25,453	$(46,435)	$20,283	$31,759	$13,221	$18,002	$65,345
Depreciation and amortization	47,950	48,109	47,887	49,294	48,710	46,386	44,217	45,158	45,324	45,322
Amortization of favorable and unfavorable operating leases, net	31	31	31	31	98	98	98	99	99	103
Interest and other expense, net	15,494	15,857	14,759	15,081	18,513	18,618	15,977	14,640	14,654	15,198
Income tax expense	206	156	143	174	108	87	114	159	179	202
EBITDA	101,832	126,243	109,043	90,033	20,994	85,472	92,165	73,277	78,258	126,170
(Gain) loss on sale of real estate	(1,213)	161	-	(3,969)	(4,484)	864	(44)	68	-	-
Loss on impairment of depreciable real estate assets	-	-	6,467	-	10,754	-	-	-	-	-
EBITDAre	100,619	126,404	115,510	86,064	27,264	86,336	92,121	73,345	78,258	126,170
Non-cash straight-line operating ground lease expense	48	47	47	46	44	43	41	41	40	38
Adjusted EBITDAre	100,667	126,451	115,557	86,110	27,308	86,379	92,162	73,386	78,298	126,208
General and administrative expense	8,137	8,308	9,039	10,726	8,119	8,435	13,261	11,223	9,638	10,307
Adjusted Hotel EBITDA	$108,804	$134,759	$124,596	$96,836	$35,427	$94,814	$105,423	$84,609	$87,936	$136,515

Page | 14

Apple Hospitality REIT, Inc.

Reconciliation of Net Income (Loss) to FFO and MFFO

(Unaudited)

(in thousands)

The Company calculates and presents FFO in accordance with standards established by Nareit, which defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company calculates MFFO by further adjusting FFO for the exclusion of amortization of finance ground lease assets, amortization of favorable and unfavorable operating leases, net and non-cash straight-line operating ground lease expense, as these expenses do not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance.

The following table reconciles the Company’s GAAP net income (loss) to FFO and MFFO for the three and six months ended June 30, 2022 and 2021:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss)	$65,345	$20,283	$83,347	$(26,152)
Depreciation of real estate owned	44,557	44,764	89,117	91,852
(Gain) loss on sale of real estate	-	864	-	(3,620)
Loss on impairment of depreciable real estate assets	-	-	-	10,754
Funds from operations	109,902	65,911	172,464	72,834
Amortization of finance ground lease assets	760	1,618	1,519	3,235
Amortization of favorable and unfavorable operating leases, net	103	98	202	196
Non-cash straight-line operating ground lease expense	38	43	78	87
Modified funds from operations	$110,803	$67,670	$174,263	$76,352

Page | 15

Apple Hospitality REIT, Inc.

Debt Summary

(Unaudited)

($ in thousands)

June 30, 2022

	July 1 - December 31, 2022	2023	2024	2025	2026	Thereafter	Total	Fair Market Value
Total debt:
Maturities	$102,770	$296,214	$338,597	$245,140	$74,649	$319,616	$1,376,986	$1,338,908
Average interest rates(1)	3.6%	3.7%	3.8%	3.9%	3.9%	4.0%

Variable-rate debt:
Maturities	$66,000	$250,000	$310,000	$175,000	$-	$85,000	$886,000	$888,650
Average interest rates(1)	3.3%	3.4%	3.6%	3.6%	3.5%	3.8%

Fixed-rate debt:
Maturities	$36,770	$46,214	$28,597	$70,140	$74,649	$234,616	$490,986	$450,258
Average interest rates	4.1%	4.1%	4.1%	4.0%	4.0%	4.1%

(1)	The average interest rate gives effect to interest rate swaps, as applicable.

Note: See further information on the Company’s indebtedness in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

Page | 16

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market Compared to 2021

Three Months Ended June 30

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q2 2022	Q2 2021	% Change	Q2 2022	Q2 2021	% Change	Q2 2022	Q2 2021	% Change	Q2 2022
Top 20 Markets
San Diego, CA	7	79.5%	69.6%	14.2%	$182.79	$134.84	35.6%	$145.26	$93.80	54.9%	5.4%
Los Angeles, CA	8	87.3%	86.7%	0.7%	$181.38	$138.02	31.4%	$158.39	$119.61	32.4%	5.1%
Orange County, CA	6	79.8%	75.1%	6.3%	$166.10	$122.64	35.4%	$132.58	$92.11	43.9%	3.6%
Nashville, TN	5	87.8%	71.9%	22.1%	$178.82	$127.12	40.7%	$157.00	$91.41	71.8%	3.6%
Phoenix, AZ	10	73.5%	65.5%	12.2%	$134.60	$102.22	31.7%	$98.89	$66.95	47.7%	3.5%
Portland, ME	3	80.3%	68.0%	18.1%	$207.82	$197.48	5.2%	$166.88	$134.25	24.3%	3.3%
Omaha, NE	4	71.8%	60.7%	18.3%	$177.69	$165.47	7.4%	$127.50	$100.36	27.0%	3.2%
Seattle, WA	3	86.8%	68.0%	27.6%	$187.50	$144.26	30.0%	$162.80	$98.09	66.0%	2.9%
Fort Worth/Arlington, TX	6	79.9%	76.2%	4.9%	$149.73	$124.79	20.0%	$119.66	$95.13	25.8%	2.6%
Norfolk/Virginia Beach, VA	4	84.9%	83.8%	1.3%	$185.43	$158.32	17.1%	$157.42	$132.69	18.6%	2.5%
Chicago, IL	7	69.8%	54.0%	29.3%	$136.42	$98.75	38.1%	$95.25	$53.32	78.6%	2.5%
Austin, TX	7	81.4%	75.4%	8.0%	$133.04	$98.07	35.7%	$108.28	$73.96	46.4%	2.4%
Alaska	2	92.2%	93.9%	(1.8%)	$234.88	$194.04	21.0%	$216.50	$182.28	18.8%	2.4%
Richmond/Petersburg, VA	4	69.7%	53.2%	31.0%	$177.77	$142.70	24.6%	$123.83	$75.95	63.0%	2.2%
North Carolina East	4	77.5%	82.2%	(5.7%)	$170.31	$157.51	8.1%	$131.97	$129.50	1.9%	2.2%
Washington, DC	4	82.8%	60.2%	37.5%	$140.07	$101.78	37.6%	$116.00	$61.27	89.3%	2.0%
Melbourne, FL	3	85.7%	79.8%	7.4%	$169.61	$142.28	19.2%	$145.34	$113.48	28.1%	1.9%
Florida Panhandle	5	73.4%	77.7%	(5.5%)	$155.12	$154.45	0.4%	$113.80	$120.05	(5.2%)	1.7%
Oklahoma City, OK	4	69.5%	67.7%	2.7%	$147.39	$128.62	14.6%	$102.48	$87.03	17.8%	1.6%
Denver, CO	3	79.0%	59.5%	32.8%	$152.82	$108.64	40.7%	$120.71	$64.60	86.9%	1.6%
Top 20 Markets	99	78.7%	70.2%	12.1%	$164.85	$131.24	25.6%	$129.75	$92.10	40.9%	56.2%

All Other Markets	120	77.1%	71.1%	8.4%	$142.15	$114.72	23.9%	$109.53	$81.61	34.2%	43.8%

Total Portfolio	219	77.9%	70.7%	10.2%	$153.35	$122.69	25.0%	$119.41	$86.71	37.7%	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 17

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market Compared to 2019

Three Months Ended June 30

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q2 2022	Q2 2019	% Change	Q2 2022	Q2 2019	% Change	Q2 2022	Q2 2019	% Change	Q2 2022
Top 20 Markets
San Diego, CA	7	79.5%	83.3%	(4.6%)	$182.79	$162.59	12.4%	$145.26	$135.49	7.2%	5.4%
Los Angeles, CA	8	87.3%	86.7%	0.7%	$181.38	$181.79	(0.2%)	$158.39	$157.56	0.5%	5.1%
Orange County, CA	6	79.8%	85.4%	(6.6%)	$166.10	$144.83	14.7%	$132.58	$123.70	7.2%	3.6%
Nashville, TN	5	87.8%	88.6%	(0.9%)	$178.82	$172.80	3.5%	$157.00	$153.11	2.5%	3.6%
Phoenix, AZ	10	73.5%	74.0%	(0.7%)	$134.60	$116.71	15.3%	$98.89	$86.42	14.4%	3.5%
Portland, ME	3	80.3%	77.0%	4.3%	$207.82	$173.98	19.5%	$166.88	$133.96	24.6%	3.3%
Omaha, NE	4	71.8%	86.1%	(16.6%)	$177.69	$152.31	16.7%	$127.50	$131.15	(2.8%)	3.2%
Seattle, WA	3	86.8%	88.4%	(1.8%)	$187.50	$195.34	(4.0%)	$162.80	$172.62	(5.7%)	2.9%
Fort Worth/Arlington, TX	6	79.9%	80.9%	(1.2%)	$149.73	$143.19	4.6%	$119.66	$115.83	3.3%	2.6%
Norfolk/Virginia Beach, VA	4	84.9%	87.0%	(2.4%)	$185.43	$164.09	13.0%	$157.42	$142.72	10.3%	2.5%
Chicago, IL	7	69.8%	80.8%	(13.6%)	$136.42	$136.27	0.1%	$95.25	$110.08	(13.5%)	2.5%
Austin, TX	7	81.4%	80.9%	0.6%	$133.04	$123.69	7.6%	$108.28	$100.01	8.3%	2.4%
Alaska	2	92.2%	90.3%	2.1%	$234.88	$221.03	6.3%	$216.50	$199.51	8.5%	2.4%
Richmond/Petersburg, VA	4	69.7%	76.3%	(8.7%)	$177.77	$158.82	11.9%	$123.83	$121.22	2.2%	2.2%
North Carolina East	4	77.5%	89.8%	(13.7%)	$170.31	$144.94	17.5%	$131.97	$130.16	1.4%	2.2%
Washington, DC	4	82.8%	87.7%	(5.6%)	$140.07	$148.56	(5.7%)	$116.00	$130.22	(10.9%)	2.0%
Melbourne, FL	3	85.7%	96.5%	(11.2%)	$169.61	$153.69	10.4%	$145.34	$148.33	(2.0%)	1.9%
Florida Panhandle	5	73.4%	86.1%	(14.8%)	$155.12	$164.01	(5.4%)	$113.80	$141.13	(19.4%)	1.7%
Oklahoma City, OK	4	69.5%	80.9%	(14.1%)	$147.39	$144.73	1.8%	$102.48	$117.05	(12.4%)	1.6%
Denver, CO	3	79.0%	82.6%	(4.4%)	$152.82	$159.07	(3.9%)	$120.71	$131.38	(8.1%)	1.6%
Top 20 Markets	99	78.7%	83.3%	(5.5%)	$164.85	$154.45	6.7%	$129.75	$128.63	0.9%	56.2%

All Other Markets	120	77.1%	80.0%	(3.6%)	$142.15	$136.21	4.4%	$109.53	$108.99	0.5%	43.8%

Total Portfolio	219	77.9%	81.6%	(4.5%)	$153.35	$145.14	5.7%	$119.41	$118.41	0.8%	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution. Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Page | 18

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market Compared to 2021

Six Months Ended June 30

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2022	YTD 2021	% Change	YTD 2022	YTD 2021	% Change	YTD 2022	YTD 2021	% Change	YTD 2022
Top 20 Markets
Phoenix, AZ	10	76.2%	63.1%	20.8%	$156.10	$104.38	49.5%	$118.91	$65.90	80.4%	6.2%
Los Angeles, CA	8	84.1%	84.8%	(0.8%)	$176.56	$125.42	40.8%	$148.42	$106.39	39.5%	5.8%
San Diego, CA	7	73.7%	58.3%	26.4%	$167.15	$125.12	33.6%	$123.20	$72.96	68.9%	5.3%
Orange County, CA	6	74.7%	67.9%	10.0%	$156.04	$112.74	38.4%	$116.62	$76.56	52.3%	3.6%
Nashville, TN	5	79.7%	61.2%	30.2%	$165.03	$114.33	44.3%	$131.50	$69.99	87.9%	3.3%
Fort Worth/Arlington, TX	6	80.6%	74.6%	8.0%	$147.00	$113.14	29.9%	$118.49	$84.36	40.5%	3.2%
Seattle, WA	3	74.9%	62.6%	19.6%	$170.49	$133.63	27.6%	$127.63	$83.60	52.7%	2.5%
Melbourne, FL	3	84.7%	64.5%	31.3%	$172.94	$137.52	25.8%	$146.43	$88.73	65.0%	2.4%
Richmond/Petersburg, VA	4	65.5%	49.1%	33.4%	$176.29	$130.58	35.0%	$115.54	$64.12	80.2%	2.4%
Omaha, NE	4	62.5%	49.4%	26.5%	$153.25	$137.66	11.3%	$95.70	$67.98	40.8%	2.4%
Austin, TX	7	73.8%	63.5%	16.2%	$126.72	$92.99	36.3%	$93.56	$59.03	58.5%	2.3%
North Carolina East	4	72.6%	73.9%	(1.8%)	$146.19	$135.37	8.0%	$106.12	$100.06	6.1%	2.2%
Portland, ME	3	62.4%	52.0%	20.0%	$183.05	$169.49	8.0%	$114.29	$88.15	29.7%	2.2%
Alaska	2	86.5%	82.3%	5.1%	$201.51	$165.27	21.9%	$174.22	$135.93	28.2%	2.1%
Miami, FL	3	87.5%	80.4%	8.8%	$161.73	$119.51	35.3%	$141.55	$96.12	47.3%	2.0%
Norfolk/Virginia Beach, VA	4	75.6%	74.3%	1.7%	$154.42	$131.95	17.0%	$116.74	$98.04	19.1%	1.9%
Florida Panhandle	5	69.4%	72.1%	(3.7%)	$145.29	$134.76	7.8%	$100.89	$97.23	3.8%	1.8%
Dallas, TX	5	66.0%	65.3%	1.1%	$130.04	$97.82	32.9%	$85.76	$63.87	34.3%	1.6%
Oklahoma City, OK	4	65.6%	66.0%	(0.6%)	$140.13	$115.41	21.4%	$91.94	$76.14	20.8%	1.6%
Washington, DC	4	72.4%	53.7%	34.8%	$129.31	$99.71	29.7%	$93.64	$53.52	75.0%	1.6%
Top 20 Markets	97	74.3%	65.6%	13.3%	$157.62	$120.60	30.7%	$117.18	$79.11	48.1%	56.4%

All Other Markets	122	70.9%	60.9%	16.4%	$135.09	$105.52	28.0%	$95.83	$64.25	49.2%	43.6%

Total Portfolio	219	72.5%	63.1%	14.9%	$145.84	$112.79	29.3%	$105.77	$71.14	48.7%	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 19

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market Compared to 2019

Six Months Ended June 30

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2022	YTD 2019	% Change	YTD 2022	YTD 2019	% Change	YTD 2022	YTD 2019	% Change	YTD 2022
Top 20 Markets
Phoenix, AZ	10	76.2%	78.6%	(3.1%)	$156.10	$146.43	6.6%	$118.91	$115.02	3.4%	6.2%
Los Angeles, CA	8	84.1%	87.0%	(3.3%)	$176.56	$176.26	0.2%	$148.42	$153.43	(3.3%)	5.8%
San Diego, CA	7	73.7%	80.2%	(8.1%)	$167.15	$158.10	5.7%	$123.20	$126.74	(2.8%)	5.3%
Orange County, CA	6	74.7%	83.9%	(11.0%)	$156.04	$146.19	6.7%	$116.62	$122.67	(4.9%)	3.6%
Nashville, TN	5	79.7%	84.4%	(5.6%)	$165.03	$167.13	(1.3%)	$131.50	$141.01	(6.7%)	3.3%
Fort Worth/Arlington, TX	6	80.6%	80.1%	0.6%	$147.00	$144.49	1.7%	$118.49	$115.80	2.3%	3.2%
Seattle, WA	3	74.9%	82.8%	(9.5%)	$170.49	$181.64	(6.1%)	$127.63	$150.32	(15.1%)	2.5%
Melbourne, FL	3	84.7%	94.8%	(10.7%)	$172.94	$163.25	5.9%	$146.43	$154.83	(5.4%)	2.4%
Richmond/Petersburg, VA	4	65.5%	74.9%	(12.6%)	$176.29	$156.90	12.4%	$115.54	$117.52	(1.7%)	2.4%
Omaha, NE	4	62.5%	79.1%	(21.0%)	$153.25	$134.41	14.0%	$95.70	$106.25	(9.9%)	2.4%
Austin, TX	7	73.8%	75.5%	(2.3%)	$126.72	$126.20	0.4%	$93.56	$95.27	(1.8%)	2.3%
North Carolina East	4	72.6%	84.6%	(14.2%)	$146.19	$128.15	14.1%	$106.12	$108.45	(2.1%)	2.2%
Portland, ME	3	62.4%	61.8%	1.0%	$183.05	$159.90	14.5%	$114.29	$98.76	15.7%	2.2%
Alaska	2	86.5%	86.2%	0.3%	$201.51	$189.76	6.2%	$174.22	$163.50	6.6%	2.1%
Miami, FL	3	87.5%	85.0%	2.9%	$161.73	$149.24	8.4%	$141.55	$126.86	11.6%	2.0%
Norfolk/Virginia Beach, VA	4	75.6%	75.4%	0.3%	$154.42	$139.14	11.0%	$116.74	$104.95	11.2%	1.9%
Florida Panhandle	5	69.4%	82.6%	(16.0%)	$145.29	$157.44	(7.7%)	$100.89	$130.04	(22.4%)	1.8%
Dallas, TX	5	66.0%	73.3%	(10.0%)	$130.04	$128.41	1.3%	$85.76	$94.17	(8.9%)	1.6%
Oklahoma City, OK	4	65.6%	76.7%	(14.5%)	$140.13	$136.16	2.9%	$91.94	$104.44	(12.0%)	1.6%
Washington, DC	4	72.4%	78.3%	(7.5%)	$129.31	$135.12	(4.3%)	$93.64	$105.75	(11.5%)	1.6%
Top 20 Markets	97	74.3%	80.0%	(7.1%)	$157.62	$150.79	4.5%	$117.18	$120.62	(2.9%)	56.4%

All Other Markets	122	70.9%	75.9%	(6.6%)	$135.09	$135.40	(0.2%)	$95.83	$102.70	(6.7%)	43.6%

Total Portfolio	219	72.5%	77.7%	(6.7%)	$145.84	$142.64	2.2%	$105.77	$110.90	(4.6%)	100.0%

Note: Market categorization based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution. Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Page | 20

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region Compared to 2021

Three Months Ended June 30

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q2 2022	Q2 2021	% Change	Q2 2022	Q2 2021	% Change	Q2 2022	Q2 2021	% Change	Q2 2022
STR Region
East North Central	15	70.1%	55.7%	25.9%	$137.05	$103.74	32.1%	$96.01	$57.77	66.2%	5.0%
East South Central	26	81.6%	73.5%	11.0%	$150.83	$122.50	23.1%	$123.07	$90.04	36.7%	10.5%
Middle Atlantic	12	78.1%	64.0%	22.0%	$157.42	$120.46	30.7%	$123.02	$77.06	59.6%	5.6%
Mountain	21	75.4%	70.1%	7.6%	$137.74	$105.69	30.3%	$103.92	$74.12	40.2%	7.9%
New England	6	80.1%	67.7%	18.3%	$183.95	$155.10	18.6%	$147.38	$104.95	40.4%	4.3%
Pacific	32	83.1%	76.7%	8.3%	$182.08	$138.66	31.3%	$151.27	$106.41	42.2%	23.0%
South Atlantic	54	79.1%	73.6%	7.5%	$153.91	$129.20	19.1%	$121.79	$95.03	28.2%	24.8%
West North Central	17	73.1%	64.2%	13.9%	$146.47	$124.59	17.6%	$107.04	$80.03	33.7%	6.8%
West South Central	36	75.5%	72.1%	4.7%	$134.50	$108.30	24.2%	$101.60	$78.10	30.1%	12.1%

Total Portfolio	219	77.9%	70.7%	10.2%	$153.35	$122.69	25.0%	$119.41	$86.71	37.7%	100.0%

Note:  Region categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region Compared to 2019

Three Months Ended June 30

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q2 2022	Q2 2019	% Change	Q2 2022	Q2 2019	% Change	Q2 2022	Q2 2019	% Change	Q2 2022
STR Region
East North Central	15	70.1%	77.8%	(9.9%)	$137.05	$132.86	3.2%	$96.01	$103.39	(7.1%)	5.0%
East South Central	26	81.6%	82.8%	(1.4%)	$150.83	$140.12	7.6%	$123.07	$116.07	6.0%	10.5%
Middle Atlantic	12	78.1%	83.5%	(6.5%)	$157.42	$168.09	(6.3%)	$123.02	$140.43	(12.4%)	5.6%
Mountain	21	75.4%	77.5%	(2.7%)	$137.74	$127.79	7.8%	$103.92	$98.98	5.0%	7.9%
New England	6	80.1%	79.3%	1.0%	$183.95	$156.87	17.3%	$147.38	$124.40	18.5%	4.3%
Pacific	32	83.1%	86.4%	(3.8%)	$182.08	$174.77	4.2%	$151.27	$150.98	0.2%	23.0%
South Atlantic	54	79.1%	82.6%	(4.2%)	$153.91	$140.98	9.2%	$121.79	$116.43	4.6%	24.8%
West North Central	17	73.1%	83.3%	(12.2%)	$146.47	$136.46	7.3%	$107.04	$113.73	(5.9%)	6.8%
West South Central	36	75.5%	77.3%	(2.3%)	$134.50	$130.33	3.2%	$101.60	$100.78	0.8%	12.1%

Total Portfolio	219	77.9%	81.6%	(4.5%)	$153.35	$145.14	5.7%	$119.41	$118.41	0.8%	100.0%

Note:  Region categorization based on STR designation. Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Page | 21

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region Compared to 2021

Six Months Ended June 30

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2022	YTD 2021	% Change	YTD 2022	YTD 2021	% Change	YTD 2022	YTD 2021	% Change	YTD 2022
STR Region
East North Central	15	60.5%	46.0%	31.5%	$126.80	$95.65	32.6%	$76.74	$44.04	74.3%	3.6%
East South Central	26	75.8%	64.0%	18.4%	$142.01	$114.60	23.9%	$107.65	$73.37	46.7%	10.4%
Middle Atlantic	12	69.7%	56.0%	24.5%	$143.42	$111.34	28.8%	$99.95	$62.36	60.3%	4.0%
Mountain	21	75.6%	64.0%	18.1%	$144.07	$102.63	40.4%	$108.99	$65.73	65.8%	11.2%
New England	6	65.5%	55.5%	18.0%	$163.74	$134.83	21.4%	$107.23	$74.80	43.4%	3.0%
Pacific	32	77.1%	69.7%	10.6%	$169.73	$126.78	33.9%	$130.86	$88.40	48.0%	22.5%
South Atlantic	54	75.5%	67.0%	12.7%	$147.84	$116.52	26.9%	$111.60	$78.09	42.9%	26.7%
West North Central	17	65.8%	54.1%	21.6%	$133.72	$110.88	20.6%	$87.97	$59.98	46.7%	5.6%
West South Central	36	70.9%	65.3%	8.6%	$130.55	$101.10	29.1%	$92.57	$66.06	40.1%	13.0%

Total Portfolio	219	72.5%	63.1%	14.9%	$145.84	$112.79	29.3%	$105.77	$71.14	48.7%	100.0%

Note:  Region categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region Compared to 2019

Six Months Ended June 30

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2022	YTD 2019	% Change	YTD 2022	YTD 2019	% Change	YTD 2022	YTD 2019	% Change	YTD 2022
STR Region
East North Central	15	60.5%	69.9%	(13.4%)	$126.80	$126.38	0.3%	$76.74	$88.37	(13.2%)	3.6%
East South Central	26	75.8%	78.7%	(3.7%)	$142.01	$136.64	3.9%	$107.65	$107.57	0.1%	10.4%
Middle Atlantic	12	69.7%	75.9%	(8.2%)	$143.42	$157.11	(8.7%)	$99.95	$119.24	(16.2%)	4.0%
Mountain	21	75.6%	78.5%	(3.7%)	$144.07	$138.62	3.9%	$108.99	$108.79	0.2%	11.2%
New England	6	65.5%	65.8%	(0.5%)	$163.74	$147.75	10.8%	$107.23	$97.17	10.4%	3.0%
Pacific	32	77.1%	83.9%	(8.1%)	$169.73	$167.97	1.0%	$130.86	$140.90	(7.1%)	22.5%
South Atlantic	54	75.5%	79.4%	(4.9%)	$147.84	$140.84	5.0%	$111.60	$111.86	(0.2%)	26.7%
West North Central	17	65.8%	76.7%	(14.2%)	$133.72	$127.70	4.7%	$87.97	$97.90	(10.1%)	5.6%
West South Central	36	70.9%	74.5%	(4.8%)	$130.55	$130.65	(0.1%)	$92.57	$97.34	(4.9%)	13.0%

Total Portfolio	219	72.5%	77.7%	(6.7%)	$145.84	$142.64	2.2%	$105.77	$110.90	(4.6%)	100.0%

Note:  Region categorization based on STR designation. Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Page | 22

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale Compared to 2021

Three Months Ended June 30

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q2 2022	Q2 2021	% Change	Q2 2022	Q2 2021	% Change	Q2 2022	Q2 2021	% Change	Q2 2022
Upscale
AC Hotels	1	87.7%	67.3%	30.3%	$225.60	$211.21	6.8%	$197.87	$142.04	39.3%	1.4%
Aloft	1	71.8%			$200.97			$144.32			0.8%
Courtyard	33	77.3%	66.0%	17.1%	$160.90	$128.11	25.6%	$124.30	$84.58	47.0%	19.3%
Hilton Garden Inn	40	75.2%	64.5%	16.6%	$151.50	$119.43	26.9%	$113.96	$77.08	47.8%	18.5%
Homewood Suites	30	85.0%	82.7%	2.8%	$147.05	$120.12	22.4%	$124.98	$99.30	25.9%	12.1%
Hyatt House	1	71.8%	52.2%	37.5%	$140.24	$107.62	30.3%	$100.71	$56.16	79.3%	0.2%
Hyatt Place	3	75.2%	64.5%	16.6%	$143.41	$119.91	19.6%	$107.80	$77.28	39.5%	1.1%
Residence Inn	29	83.3%	79.0%	5.4%	$155.61	$130.50	19.2%	$129.62	$103.14	25.7%	14.0%
SpringHill Suites	9	74.9%	69.2%	8.2%	$138.23	$103.34	33.8%	$103.58	$71.48	44.9%	3.5%
Upscale Total	147	79.0%	71.1%	11.1%	$153.76	$123.58	24.4%	$121.43	$87.83	38.3%	70.9%

Upper Midscale
Fairfield	10	70.4%	68.1%	3.4%	$128.18	$98.85	29.7%	$90.23	$67.30	34.1%	2.7%
Hampton	37	74.8%	67.0%	11.6%	$154.26	$122.65	25.8%	$115.35	$82.17	40.4%	15.3%
Home2 Suites	10	85.6%	84.4%	1.4%	$158.29	$123.22	28.5%	$135.50	$104.06	30.2%	5.0%
TownePlace Suites	9	81.0%	82.1%	(1.3%)	$123.91	$108.39	14.3%	$100.38	$89.02	12.8%	2.8%
Upper Midscale Total	66	76.3%	71.3%	7.0%	$147.72	$117.54	25.7%	$112.76	$83.80	34.6%	25.8%

Upper Upscale
Embassy Suites	2	88.0%	89.0%	(1.1%)	$216.73	$185.37	16.9%	$190.73	$164.93	15.6%	1.8%
Marriott	2	57.7%	43.6%	32.3%	$159.09	$124.79	27.5%	$91.73	$54.41	68.6%	1.1%
Upper Upscale Total	4	67.9%	58.9%	15.3%	$184.33	$155.70	18.4%	$125.19	$91.76	36.4%	2.9%

Independents
Independents	2	79.5%	64.0%	24.2%	$199.50	$122.20	63.3%	$158.60	$78.18	102.9%	0.4%
Independents Total	2	79.5%	64.0%	24.2%	$199.50	$122.20	63.3%	$158.60	$78.18	102.9%	0.4%

Total Portfolio	219	77.9%	70.7%	10.2%	$153.35	$122.69	25.0%	$119.41	$86.71	37.7%	100.0%

Note:  Chain scale categorization based on STR designation.

Page | 23

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale Compared to 2019

Three Months Ended June 30

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q2 2022	Q2 2019	% Change	Q2 2022	Q2 2019	% Change	Q2 2022	Q2 2019	% Change	Q2 2022
Upscale
AC Hotels	1	87.7%	69.6%	26.0%	$225.60	$176.72	27.7%	$197.87	$123.08	60.8%	1.4%
Aloft	1	71.8%			$200.97			$144.32			0.8%
Courtyard	33	77.3%	80.4%	(3.9%)	$160.90	$150.77	6.7%	$124.30	$121.28	2.5%	19.3%
Hilton Garden Inn	40	75.2%	81.5%	(7.7%)	$151.50	$142.48	6.3%	$113.96	$116.07	(1.8%)	18.5%
Homewood Suites	30	85.0%	86.4%	(1.6%)	$147.05	$142.45	3.2%	$124.98	$123.02	1.6%	12.1%
Hyatt House	1	71.8%			$140.24			$100.71			0.2%
Hyatt Place	3	75.2%	64.3%	17.0%	$143.41	$128.22	11.8%	$107.80	$82.43	30.8%	1.1%
Residence Inn	29	83.3%	81.9%	1.7%	$155.61	$151.32	2.8%	$129.62	$123.87	4.6%	14.0%
SpringHill Suites	9	74.9%	82.4%	(9.1%)	$138.23	$132.82	4.1%	$103.58	$109.48	(5.4%)	3.5%
Upscale Total	147	79.0%	81.9%	(3.5%)	$153.76	$145.65	5.6%	$121.43	$119.28	1.8%	70.9%

Upper Midscale
Fairfield	10	70.4%	77.7%	(9.4%)	$128.18	$118.65	8.0%	$90.23	$92.16	(2.1%)	2.7%
Hampton	37	74.8%	81.0%	(7.7%)	$154.26	$143.18	7.7%	$115.35	$115.94	(0.5%)	15.3%
Home2 Suites	10	85.6%	85.5%	0.1%	$158.29	$142.72	10.9%	$135.50	$122.07	11.0%	5.0%
TownePlace Suites	9	81.0%	82.4%	(1.7%)	$123.91	$121.82	1.7%	$100.38	$100.37	0.0%	2.8%
Upper Midscale Total	66	76.3%	81.2%	(6.0%)	$147.72	$137.06	7.8%	$112.76	$111.33	1.3%	25.8%

Upper Upscale
Embassy Suites	2	88.0%	90.8%	(3.1%)	$216.73	$195.94	10.6%	$190.73	$178.00	7.2%	1.8%
Marriott	2	57.7%	66.9%	(13.8%)	$159.09	$151.45	5.0%	$91.73	$101.26	(9.4%)	1.1%
Upper Upscale Total	4	67.9%	75.0%	(9.5%)	$184.33	$169.72	8.6%	$125.19	$127.28	(1.6%)	2.9%

Independents
Independents	2	79.5%	93.5%	(15.0%)	$199.50	$257.83	(22.6%)	$158.60	$241.17	(34.2%)	0.4%
Independents Total	2	79.5%	93.5%	(15.0%)	$199.50	$257.83	(22.6%)	$158.60	$241.17	(34.2%)	0.4%

Total Portfolio	219	77.9%	81.6%	(4.5%)	$153.35	$145.14	5.7%	$119.41	$118.41	0.8%	100.0%

Note:  Chain scale categorization based on STR designation. Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Page | 24

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale Compared to 2021

Six Months Ended June 30

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2022	YTD 2021	% Change	YTD 2022	YTD 2021	% Change	YTD 2022	YTD 2021	% Change	YTD 2022
Upscale
AC Hotels	1	67.2%	51.6%	30.2%	$195.21	$176.93	10.3%	$131.15	$91.29	43.7%	0.9%
Aloft	1	52.3%			$180.10			$94.27			0.4%
Courtyard	33	69.9%	57.0%	22.6%	$149.79	$114.63	30.7%	$104.70	$65.36	60.2%	17.6%
Hilton Garden Inn	40	68.7%	55.9%	22.9%	$143.59	$109.68	30.9%	$98.60	$61.31	60.8%	17.4%
Homewood Suites	30	81.8%	76.6%	6.8%	$142.56	$113.08	26.1%	$116.66	$86.58	34.7%	13.3%
Hyatt House	1	75.4%	51.3%	47.0%	$152.14	$107.01	42.2%	$114.79	$54.91	109.1%	0.4%
Hyatt Place	3	74.0%	60.8%	21.7%	$146.97	$110.88	32.5%	$108.72	$67.39	61.3%	1.4%
Residence Inn	29	78.4%	72.7%	7.8%	$149.97	$123.05	21.9%	$117.61	$89.50	31.4%	14.9%
SpringHill Suites	9	69.9%	64.5%	8.4%	$132.88	$92.58	43.5%	$92.88	$59.69	55.6%	3.7%
Upscale Total	147	73.2%	63.6%	15.1%	$146.18	$113.73	28.5%	$106.96	$72.32	47.9%	70.0%

Upper Midscale
Fairfield	10	67.4%	61.3%	10.0%	$125.20	$89.02	40.6%	$84.45	$54.56	54.8%	3.0%
Hampton	37	69.0%	58.1%	18.8%	$147.41	$111.84	31.8%	$101.75	$65.00	56.5%	15.3%
Home2 Suites	10	81.8%	76.3%	7.2%	$149.04	$113.78	31.0%	$121.91	$86.84	40.4%	5.5%
TownePlace Suites	9	80.7%	75.7%	6.6%	$118.76	$100.85	17.8%	$95.78	$76.39	25.4%	3.2%
Upper Midscale Total	66	71.9%	63.1%	13.9%	$140.97	$107.41	31.2%	$101.33	$67.79	49.5%	27.0%

Upper Upscale
Embassy Suites	2	87.3%	81.3%	7.4%	$199.87	$168.70	18.5%	$174.57	$137.07	27.4%	1.9%
Marriott	2	54.1%	38.5%	40.5%	$157.83	$118.73	32.9%	$85.34	$45.67	86.9%	1.2%
Upper Upscale Total	4	65.3%	52.9%	23.4%	$176.83	$144.66	22.2%	$115.50	$76.56	50.9%	3.1%

Independents
Independents	2	70.8%	59.9%	18.2%	$173.31	$118.08	46.8%	$122.70	$70.69	73.6%	(0.1)%
Independents Total	2	70.8%	59.9%	18.2%	$173.31	$118.08	46.8%	$122.70	$70.69	73.6%	(0.1)%

Total Portfolio	219	72.5%	63.1%	14.9%	$145.84	$112.79	29.3%	$105.77	$71.14	48.7%	100.0%

Note:  Chain scale categorization based on STR designation.

Page | 25

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale Compared to 2019

Six Months Ended June 30

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2022	YTD 2019	% Change	YTD 2022	YTD 2019	% Change	YTD 2022	YTD 2019	% Change	YTD 2022
Upscale
AC Hotels	1	67.2%	53.4%	25.8%	$195.21	$168.74	15.7%	$131.15	$90.19	45.4%	0.9%
Aloft	1	52.3%			$180.10			$94.27			0.4%
Courtyard	33	69.9%	75.6%	(7.5%)	$149.79	$145.24	3.1%	$104.70	$109.83	(4.7%)	17.6%
Hilton Garden Inn	40	68.7%	77.6%	(11.5%)	$143.59	$140.20	2.4%	$98.60	$108.80	(9.4%)	17.4%
Homewood Suites	30	81.8%	83.2%	(1.7%)	$142.56	$144.28	(1.2%)	$116.66	$120.11	(2.9%)	13.3%
Hyatt House	1	75.4%			$152.14			$114.79			0.4%
Hyatt Place	3	74.0%	61.7%	19.9%	$146.97	$124.62	17.9%	$108.72	$76.89	41.4%	1.4%
Residence Inn	29	78.4%	78.7%	(0.4%)	$149.97	$149.25	0.5%	$117.61	$117.43	0.2%	14.9%
SpringHill Suites	9	69.9%	78.0%	(10.4%)	$132.88	$129.69	2.5%	$92.88	$101.19	(8.2%)	3.7%
Upscale Total	147	73.2%	77.9%	(6.0%)	$146.18	$143.26	2.0%	$106.96	$111.64	(4.2%)	70.0%

Upper Midscale
Fairfield	10	67.4%	75.1%	(10.3%)	$125.20	$120.84	3.6%	$84.45	$90.75	(6.9%)	3.0%
Hampton	37	69.0%	76.5%	(9.8%)	$147.41	$141.58	4.1%	$101.75	$108.28	(6.0%)	15.3%
Home2 Suites	10	81.8%	83.8%	(2.4%)	$149.04	$139.69	6.7%	$121.91	$117.03	4.2%	5.5%
TownePlace Suites	9	80.7%	78.2%	3.2%	$118.76	$118.84	(0.1%)	$95.78	$92.94	3.1%	3.2%
Upper Midscale Total	66	71.9%	77.4%	(7.1%)	$140.97	$135.58	4.0%	$101.33	$104.90	(3.4%)	27.0%

Upper Upscale
Embassy Suites	2	87.3%	88.8%	(1.7%)	$199.87	$188.02	6.3%	$174.57	$166.97	4.6%	1.9%
Marriott	2	54.1%	66.5%	(18.6%)	$157.83	$150.38	5.0%	$85.34	$99.98	(14.6%)	1.2%
Upper Upscale Total	4	65.3%	74.1%	(11.9%)	$176.83	$165.69	6.7%	$115.50	$122.70	(5.9%)	3.1%

Independents
Independents	2	70.8%	89.4%	(20.8%)	$173.31	$221.54	(21.8%)	$122.70	$198.00	(38.0%)	(0.1)%
Independents Total	2	70.8%	89.4%	(20.8%)	$173.31	$221.54	(21.8%)	$122.70	$198.00	(38.0%)	(0.1)%

Total Portfolio	219	72.5%	77.7%	(6.7%)	$145.84	$142.64	2.2%	$105.77	$110.90	(4.6%)	100.0%

Note:  Chain scale categorization based on STR designation. Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Page | 26

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location Compared to 2021

Three Months Ended June 30

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q2 2022	Q2 2021	% Change	Q2 2022	Q2 2021	% Change	Q2 2022	Q2 2021	% Change	Q2 2022
STR Location
Airport	18	81.9%	75.4%	8.6%	$137.40	$108.92	26.1%	$112.51	$82.09	37.1%	6.8%
Interstate	4	72.8%	65.5%	11.1%	$116.59	$102.39	13.9%	$84.87	$67.09	26.5%	0.9%
Resort	11	77.4%	74.0%	4.6%	$172.70	$150.12	15.0%	$133.60	$111.07	20.3%	6.4%
Small Metro/Town	11	80.0%	76.3%	4.8%	$123.35	$103.36	19.3%	$98.63	$78.91	25.0%	3.5%
Suburban	125	78.6%	73.3%	7.2%	$146.26	$118.86	23.1%	$114.90	$87.09	31.9%	50.3%
Urban	50	75.3%	62.6%	20.3%	$176.88	$135.60	30.4%	$133.19	$84.87	56.9%	32.1%

Total Portfolio	219	77.9%	70.7%	10.2%	$153.35	$122.69	25.0%	$119.41	$86.71	37.7%	100.0%

Note:  Location categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location Compared to 2019

Three Months Ended June 30

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q2 2022	Q2 2019	% Change	Q2 2022	Q2 2019	% Change	Q2 2022	Q2 2019	% Change	Q2 2022
STR Location
Airport	18	81.9%	82.8%	(1.1%)	$137.40	$131.54	4.5%	$112.51	$108.98	3.2%	6.8%
Interstate	4	72.8%	78.4%	(7.1%)	$116.59	$103.85	12.3%	$84.87	$81.44	4.2%	0.9%
Resort	11	77.4%	87.4%	(11.4%)	$172.70	$153.26	12.7%	$133.60	$133.98	(0.3%)	6.4%
Small Metro/Town	11	80.0%	81.5%	(1.8%)	$123.35	$116.01	6.3%	$98.63	$94.50	4.4%	3.5%
Suburban	125	78.6%	81.4%	(3.4%)	$146.26	$139.71	4.7%	$114.90	$113.77	1.0%	50.3%
Urban	50	75.3%	80.7%	(6.7%)	$176.88	$166.63	6.2%	$133.19	$134.48	(1.0%)	32.1%

Total Portfolio	219	77.9%	81.6%	(4.5%)	$153.35	$145.14	5.7%	$119.41	$118.41	0.8%	100.0%

Note:  Location categorization based on STR designation. Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Page | 27

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location Compared to 2021

Six Months Ended June 30

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2022	YTD 2021	% Change	YTD 2022	YTD 2021	% Change	YTD 2022	YTD 2021	% Change	YTD 2022
STR Location
Airport	18	78.8%	69.6%	13.2%	$135.56	$102.41	32.4%	$106.85	$71.28	49.9%	7.7%
Interstate	4	65.9%	57.5%	14.6%	$115.35	$99.46	16.0%	$76.04	$57.23	32.9%	0.9%
Resort	11	74.4%	63.4%	17.4%	$167.70	$133.92	25.2%	$124.71	$84.86	47.0%	7.1%
Small Metro/Town	11	77.5%	69.5%	11.5%	$128.15	$101.38	26.4%	$99.28	$70.51	40.8%	4.5%
Suburban	125	73.2%	65.2%	12.3%	$139.02	$110.05	26.3%	$101.77	$71.79	41.8%	50.3%
Urban	50	68.5%	55.7%	23.0%	$164.35	$121.75	35.0%	$112.50	$67.87	65.8%	29.5%

Total Portfolio	219	72.5%	63.1%	14.9%	$145.84	$112.79	29.3%	$105.77	$71.14	48.7%	100.0%

Note:  Location categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location Compared to 2019

Six Months Ended June 30

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2022	YTD 2019	% Change	YTD 2022	YTD 2019	% Change	YTD 2022	YTD 2019	% Change	YTD 2022
STR Location
Airport	18	78.8%	81.0%	(2.7%)	$135.56	$131.74	2.9%	$106.85	$106.72	0.1%	7.7%
Interstate	4	65.9%	72.8%	(9.5%)	$115.35	$103.08	11.9%	$76.04	$75.01	1.4%	0.9%
Resort	11	74.4%	83.4%	(10.8%)	$167.70	$154.47	8.6%	$124.71	$128.81	(3.2%)	7.1%
Small Metro/Town	11	77.5%	80.8%	(4.1%)	$128.15	$125.28	2.3%	$99.28	$101.25	(1.9%)	4.5%
Suburban	125	73.2%	77.4%	(5.4%)	$139.02	$137.78	0.9%	$101.77	$106.63	(4.6%)	50.3%
Urban	50	68.5%	76.3%	(10.2%)	$164.35	$159.41	3.1%	$112.50	$121.69	(7.6%)	29.5%

Total Portfolio	219	72.5%	77.7%	(6.7%)	$145.84	$142.64	2.2%	$105.77	$110.90	(4.6%)	100.0%

Note:  Location categorization based on STR designation. Comparisons to 2019 operating results are included to provide a better understanding of the Company’s recovery from the impact of COVID-19 on hotel operations.

Page | 28